SECRETARY OF STATE


THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **W.S. INDUSTRIES, INC.** did on **April 5, 2004** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **April 5, 2004.**

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

C 8879-04
FILED #

APR 0 5 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	W. S. Industries, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Robert C. Harris Name 3100 Mill Street, Suite 102 — Reno — NEVADA — 89502 Street Address — City — Zip Code PO Box 9793 — Reno — NV — 89507 Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue	Number of shares with par value: 25,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. James Franklin Dempsey Name 3100 Mill Street, Suite 102 — Reno — NV — 89502 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Wine Storage
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Robert C. Harris — Signature: Robert C. Harris Name — Signature 3100 Mill St., Suite 102 — Reno — NV — 89502 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Robert C. Harris — 3-23-2004 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

W. S. Industries, Inc.

The Incorporator, Robert C. Harris who is the herein undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, presently adopts the following Articles of Corporation; and so certifies that:

I

The corporation name is: W. S. Industries, Inc.

II

The designated Resident Agent for W. S. Industries, Inc., is Robert C. Harris at 3100 Mill Street, Suite 102, Reno, Nevada 89502. Robert C. Harris has the mailing address of PO 9793, Reno, NV 89507.

III

The authorized Common Stock is 25,000,000 shares, holding the value of 0.001each. Shares may be disbursed by the authority of the First Board of Directors, anytime without motion by the shareholders. Every issued share shall be equivalent to one vote. All shares, once issued, must be properly and fully funded; additionally, all issued shares shall be the personal property of the shareholder, and shares so disbursed shall be deemed as fully paid up by the herein corporation; the holder of any share or shares shall not be liable for any further payment thereof. Said shares shall not be subject to assessment for the debts of the corporation, nor will they be assessable by W. S. Industries, Inc.

IV

The initiating officers of W. S. Industries, Inc., are to be known as the First Board of Directors. The quantity of

directors may at anytime be enlarged or curtailed in such a way as stated in the bylaws of W. S. Industries, Inc. However, the number of Directors shall not exceed six (6), and shall not be reduced in number to less than one (1). The identity and address of the First Board of Directors, which is one (1) in total, is as follows: (President; Vice President; Secretary; Treasurer) James Franklin Dempsey, whose mailing address is, 3100 Mill St. Suite 102, Reno, NV 89502.

V

The general purposes for which W. S. Industries, Inc., is formed and organized are:

1.) To engage in the business of Wine Storage.

2.) To engage in any other trade or business which can, in the opinion of the First Board of Directors of W. S. Industries, Inc., be beneficial to the foregoing business.

3.) The business purpose of W. S. Industries, Inc., including it goals and functions, advocated or conducted, condoned or comported, will all transact in a lawful manner in accordance with the laws of the State of Nevada.

4.) To do other things as are incidental or advisable to the foregoing, or essential in order to accomplish the foregoing.

VI

The W. S. Industries, Inc., is to have perpetual existence. Where the business takes place, and where the corporate records are, may be sustained anywhere in the United States; or territory of the same; or foreign country. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held

harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the First Board of Directors of the Corporation.

EXCEPT WITH RESPECT to amending the non-assessing of shares statement and provision of that statement in Article III, this corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its Bylaws in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or by the corporation's Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

THE UNDERSIGNED, Robert C. Harris, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts herein above stated are true, and accordingly have hereunto set our hand this day of March 23, 2004.

____

Robert C. Harris
3100 Mill Street, Suite 102
Reno, NV 89502

Robert C. Harris has the mailing address of:
PO 9793, Reno, NV 89507.